UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Zygo Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZYGO CORPORATION
Laurel Brook Road
Middlefield, Connecticut 06455

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 16, 2006

       The Annual Meeting of Stockholders of ZYGO CORPORATION will be held at Lyman Homestead at Lyman Orchards, Lyman Road, Middlefield, Connecticut on November 16, 2006, at 10:00 a.m. local time, for the following purposes:

1.	To elect ten directors for the ensuing year.
2.	To approve amendments to the Company's 2002 Equity Incentive Plan that would: (a) increase the number of shares reserved for issuance under the plan by 1,800,000 shares of common stock to an aggregate total of 3,300,000 shares; (b) prohibit the repricing of options after they are granted; (c) absent an involuntary termination of employment, prohibit the accelerated vesting of awards that are assumed or substituted pursuant to a change in control transaction; and (d) make certain related and technical changes.
3.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

       Stockholders of record at the close of business on September 21, 2006 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

PAUL JACOBS, Secretary

October 13, 2006

YOUR VOTE IS IMPORTANT

       Please fill in, date, sign, and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

ZYGO CORPORATION
Laurel Brook Road
Middlefield, Connecticut 06455

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 16, 2006

Proxy Solicitation

       This Proxy Statement is furnished to the holders of our Common Stock, par value $.10 per share, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on November 16, 2006, or at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

       Proxies for use at the Annual Meeting are being solicited by the Board of Directors of ZYGO, and will be solicited chiefly by mail; however, certain of our officers, directors, and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, or other personal contact. We will bear the cost of all solicitation expenses, including costs of preparing, assembling, and mailing proxy material. This Proxy Statement, the enclosed Proxy, and a copy of ZYGO's Annual Report to Stockholders for the fiscal year ended June 30, 2006, are first being mailed on or about October 13, 2006, to all stockholders entitled to vote.

Revocability and Voting of Proxy

       A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ZYGO a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of our Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified on the proxy card. If no specifications are given, the proxies intend to vote the shares represented thereby “for” the election of each of the nominees for director as shown on the form of proxy, for the approval to amend the Company's 2002 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 1,500,000 to 3,300,000 shares, for the approval to amend the Plan to add a change in control clause, for approval to amend the Plan to remove the repricing clause, and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

       Only stockholders of record at the close of business on September 21, 2006 (the record date for the Annual Meeting) are entitled to notice of and to vote at the Annual Meeting or any and all adjournments or postponements thereof. On September 21, 2006, there were 18,430,779 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

       Ten directors (constituting the entire Board) are to be elected at the Annual Meeting. The enclosed proxy, unless otherwise specified, will be voted to elect as directors the ten nominees named below, each of whom is presently a director of ZYGO. All nominees have been recommended by our Corporate Governance/Nominating Committee and nominated by the Board of Directors. Each director elected will hold office until the next Annual Meeting of Stockholders. The affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy is required for the election of directors. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for a nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes.

       Each proxy received will be voted “FOR” the election of the nominees named below unless otherwise specified in the proxy.

       All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Nominee	Principal Occupation During Past Five Years and Certain Other Directorships	Age	Director Since
Eugene G. Banucci	Executive Chairman, Founder, and former Chief Executive Officer of ATMI, Inc. (a supplier of specialty materials and packaging to the semiconductor industry) for more than the last five years.	63	2003
Youssef A. El-Mansy	Retired Corporate Vice President and Director of logic technology development at Intel Corporation and Director of Novellus (a supplier of semiconductor manufacturing equipment in the fabrication of integrated circuits).	61	2004
Samuel H. Fuller	Vice President of Research and Development of Analog Devices, Inc. (a manufacturer of precision high-performance integrated circuits) for more than the last five years.	60	2003
Seymour E. Liebman	Executive Vice President and General Counsel of Canon U.S.A., Inc. for more than the last five years.	57	1993
Robert G. McKelvey	Chairman and President of George McKelvey Co., Inc. (an investment advisor and securities broker-dealer) for more than the last five years.	69	1983
J. Bruce Robinson	Chairman, President, and Chief Executive Officer of ZYGO since November 2000; President and Chief Executive Officer of ZYGO since November 1999; President of ZYGO from February 1999 to November 1999; and President Worldwide Operations of The Foxboro Company from 1996 to 1998.	64	2000
Robert B. Taylor	Senior Vice President for Finance and Administration of the Colonial Williamsburg Foundation since January 2001; and Vice President and Treasurer of Wesleyan University from April 1985 to January 2001.	59	1988

Nominee	Principal Occupation During Past Five Years and Certain Other Directorships	Age	Director Since
Carol P. Wallace	Chairman, President, and Chief Executive Officer of Cooper-Atkins Corporation (a worldwide supplier and manufacturer of temperature, time, and humidity instruments for global foodservice, HVAC/R, industrial, and OEM markets) for more than the last five years.	51	2005
Bruce W. Worster	Private Investor since 2001; Vice President, Strategic Manufacturing Technology of JDS Uniphase Corporation from 1999 to 2001; and President of Ultrapointe Corporation (a subsidiary of JDS Uniphase) from 1997 to 1998.	63	2002
Carl A. Zanoni	Senior Vice President, Technology of ZYGO since November 2001; Vice President, Technology of ZYGO from June 1998 to November 2001; and Vice President of Research, Development and Engineering of ZYGO from April 1992 to June 1998.	65	1970

BOARD OF DIRECTORS

       Six meetings of the Board of Directors were held in fiscal 2006.

COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, and Corporate Governance/Nominating Committee to assist it in the discharge of its responsibilities.

       The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditors employed by ZYGO to prepare or issue an audit report or related work, oversees the accounting and financial reporting processes and audits of the financial statements, approves services provided by the independent auditors and reviews the procedures and policies with respect to internal accounting controls. Twenty-seven meetings of the Audit Committee were held in fiscal 2006, which included numerous meetings related to the restatement of the Company's financial statements. Messrs. Taylor, Wallace and Worster presently are the members of the Audit Committee and are independent in accordance with Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that Mr. Taylor satisfies the criteria adopted by the Securities and Exchange Commission to serve as an “audit committee financial expert.” The Audit Committee's Charter, as amended, is attached to this Proxy Statement as Appendix A.

       The Compensation and Stock Option Committee supervises ZYGO's compensation policies, administers the employee incentive plans, reviews or recommends compensation arrangements for certain executive officers and key employees, approves significant employee benefits, and recommends to the Board amendments to existing employee benefit plans and adoption of any new benefit plans. Messrs. Banucci, El-Mansy, and McKelvey presently are the members of the Compensation and Stock Option Committee and are independent in accordance with the NASD listing standards. The Compensation and Stock Option Committee had seven meetings during fiscal 2006.

       The Corporate Governance/Nominating Committee considers candidates (and potential candidates) for the office of director of our Company who are brought to its attention from whatever source, and recommends to the full Board the names of those persons willing to serve, whom they believe it will be in our overall best interest to have serve as a director. The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates. The Committee may consider candidates recommended by ZYGO's directors, members of management, professional search firms, or stockholders. These candidates may be considered at any point during the year. The Committee will evaluate any director candidates recommended by a stockholder in the same manner as candidates otherwise identified by the Committee. The Corporate Governance/Nominating Committee does not have minimum qualification requirements for director candidates. However, it will consider a number of factors in assessing candidates, including the following:

•	Personal and professional qualities, ethical standards, experience, accomplishments and reputation in the business community and otherwise; and

•	The ability and willingness to participate fully in board activities, including attendance at, and active participation in, meetings of the board and its committees;

       The Corporate Governance/Nominating Committee will also consider whether candidates are independent and possess leadership qualities. Stockholders who wish to propose director candidates for consideration by the Corporate Governance/Nominating Committee may do so by writing to our Secretary, giving the candidate's name, biographical data, and qualifications.

       The Corporate Governance/Nominating Committee also serves as our corporate governance committee, charged with developing and recommending to the Board a set of corporate governance, business conduct, and ethics principles for ZYGO. The Committee reviews these principles at least annually and recommends changes to the Board when appropriate. Messrs. Fuller, Taylor, and Worster presently are the members of the Corporate Governance/Nominating

Committee and are independent in accordance with the NASD listing standards. The Corporate Governance/Nominating Committee had five meetings during fiscal 2006. The Corporate Governance/Nominating Committee's charter is included in the proxy statement furnished in connection with our 2004 Annual Meeting of Stockholders.

       Each director attended at least 75% of the total number of meetings held during fiscal 2006 of the Board and Committees on which he or she served that were held during the period in which the individual served as a Board or Committee member. While the Company does not currently have a formal policy regarding the attendance of directors at the Annual Meeting of Stockholders, directors are encouraged to attend. All directors attended the 2005 Annual Meeting of Stockholders to the extent they would serve on the Board.

       Effective November 16, 2006, each new director who is not also an employee of ZYGO or any of our subsidiaries (a “Non-Employee Director”) generally will be granted an option to purchase 16,000 shares of Common Stock on his or her first day of service as a Non-Employee Director. Each Non-Employee Director will be granted 5,000 restricted shares of Common Stock on the date of each Annual Meeting during his or her service as a Non-Employee Director. All options will be exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four year period at 25% per year, and will have a ten year term. All restricted stock will vest after one year. In addition, Non-Employee Directors will receive $35,000 for an annual board retainer. Each Non-Employee Director also is reimbursed for out-of-pocket expenses incurred as a result of attendance at a board or committee meeting. The Non-Employee Director who chairs the Audit Committee will also receive a $20,000 annual retainer. The Non-Employee Director who chairs the Compensation and Stock Option Committee will also receive a $10,000 annual retainer. The Non-Employee Director who chairs the Corporate Governance/Nominating Committee will also receive an $8,000 annual retainer. Each non-chairperson member of the Audit Committee, Compensation and Stock Option Committee, and Corporate Governance/Nominating Committee will receive an annual retainer of $10,000, $5,000, and $3,000, respectively. From August 19, 2003 to November 16, 2006, each new Non-Employee Director received an initial grant of 12,000 shares of Common Stock on his or her first day of service as a Non-Employee Director and an annual grant of 6,000 shares of Common Stock on the date of each annual meeting after the initial year of service. Prior to August 19, 2003, each Non-Employee Director received an initial grant of 8,000 shares of Common Stock under our Amended and Restated Non-Employee Director Stock Option Plan on his or her first day of service as a Non-Employee Director and an annual grant of 3,000 shares of Common Stock on the date of each Annual Meeting after the initial year of service.

Communications with the Board of Directors

       Stockholders and other interested parties may communicate with the Board of Directors or specific directors by mail addressed to: Secretary, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut, 06455. All communications should include the address, telephone number, and email address of the person submitting the communication and clearly indicate whether the communication is intended for the Board of Directors or an individual member. The Secretary will review all such communications. The communications that are deemed appropriate will be forwarded to the appropriate director or directors in advance of each regularly scheduled meeting of the Board of Directors. Communications will be deemed inappropriate if they are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board of Directors or the business and affairs of ZYGO.

COMMITTEE REPORT TO STOCKHOLDERS

       The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

       The Compensation and Stock Option Committee is comprised of three non-employee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on ZYGO's business goals and consistent with stockholders' interests. Our specific duties include reviewing ZYGO's compensation practices and determining or recommending compensation for certain executive officers and key employees.

Compensation Philosophy

       ZYGO believes that a strong, explicit link should exist between executive compensation and the performance of the Company. This belief has been adhered to by developing both short-term and long-term incentive pay programs which provide competitive compensation and reward executives for individual contributions to the achievement of the Company's business objectives. The overall objectives of this compensation policy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

       Pay Mix and Measurement. The Company's executive compensation is based on three components: base salary, short-term incentives, and long-term incentives, each of which is intended to serve the overall compensation philosophy. In awarding salary increases and bonuses, we did not relate the various elements of corporate performance to each element of executive compensation. Rather, our Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance and an executive's contribution to this performance.

       Base Salary. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison with base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating overall the Company's performance and the performance of each executive officer taking into account new responsibilities. Individual performance ratings take into account such factors as achievement of the operating plan and attainment of specific individual objectives.

       Short-Term Incentives. At the start of each fiscal year, target levels of financial performance and other criteria are established by senior management of ZYGO during the budgeting process and approved by the Board of Directors. An incentive award opportunity is established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company, and competitive considerations.

       The employee's actual award is determined at the end of the fiscal year based on the Company's achievement of its pretax profit and revenue goals and an assessment of the employee's individual performance and contributions. We approve all awards made to senior executives.

       Long-Term Incentives. Stock options and/or restricted shares are granted from time to time to reward key employees' contributions. The grant of options and/or restricted shares is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Common Stock and will only have value if the stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must continue to be employed by ZYGO for the options to vest. Restricted shares were issued for the first time in fiscal 2006. Generally, the restricted shares vest one-half after three years and one-half after four years of continued employment.

Fiscal 2006 Compensation to Chief Executive Officer

       The Compensation Committee generally uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer. During fiscal 2006, Mr. Robinson received salary payments totaling $387,813. Mr. Robinson also received a bonus under Zygo's management incentive plan for fiscal 2006 in the amount of $347,431 determined based on a number of factors which were established at the beginning of the fiscal year. These factors included certain financial performance goals for the Company and specified performance goals that were designed to strengthen and enhance the Company's operating performance. Payment of a portion of Mr. Robinson's bonus for fiscal 2006 has been deferred.

       Our Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. We believe that executive compensation levels during 2006 adequately reflect the Company's compensation goals and policies.

       In general, Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount of compensation the Company can deduct for a year with respect to each of certain executive officers. For this purpose, certain performance-based and other compensation may, under certain circumstances, be disregarded. We are mindful of the deductibility limitation in making compensation decisions. Nevertheless, there can be no assurance that compensation realized, including on any particular stock option or other award, will be fully deductible.

COMPENSATION AND STOCK OPTION COMMITTEE ROBERT G. MCKELVEY, Chairperson EUGENE G. BANUCCI YOUSSEF A. EL-MANSY

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Messrs. Eugene G. Banucci, Youssef A. El-Mansy, and Robert G. McKelvey are presently the members of the Compensation Committee. Mr. McKelvey is Chairman and President of George McKelvey Co., Inc., an investment advisor and securities broker-dealer that provided investment advice and handled transactions of a portion of our funds available for investment. George McKelvey Co., Inc. was paid approximately $26,000 for investment services in fiscal 2006. As of September 20, 2006, George McKelvey Co., Inc. no longer provides investment advice or handles transactions for any of our funds available for investment.

EXECUTIVE COMPENSATION

       The following table contains information concerning the cash compensation paid or to be paid by ZYGO, as well as certain other compensation paid or accrued during the fiscal years indicated, to our Chief Executive Officer and our other four most highly compensated executive officers (which we refer collectively to as the “named executives”), whose cash compensation exceeded $100,000 for the year ended June 30, 2006 for services in all capacities to ZYGO.

SUMMARY COMPENSATION TABLE

	Annual Compensation								Long-Term Compensation
Name & Principal Position Held During Fiscal 2006	Fiscal Year	Salary		Bonus			Other Annual Compensation(1)		Restricted Stock Awards			Securities Underlying Options/SARs	All Other Compensation (2)(3)(4)(5)
J. Bruce Robinson Chairman, President, and Chief Executive Officer	2006 2005 2004	$ $ $	387,813 375,021 321,293	$ $ $	347,431 130,878 182,779	(6) (6)	$ $ $	10,800 11,215 10,385	$ $ $	166,400 — —	(7)	40,000 15,000 50,000	$ $ $	14,487 15,381 9,168
Douglas J. Eccleston Vice President, Precision Positioning Solutions	2006 2005 2004	$ $ $	215,396 216,300 181,032	$ $ $	116,801 62,240 44,273		$ $ $	10,800 10,800 —	$ $ $	49,920 — —	(7)	8,000 9,000 4,000	$ $ $	13,951 12,171 47,803
Brian J. Monti Vice President, Worldwide Sales and Marketing	2006 2005 2004	$ $ $	224,396 225,746 201,667	$ $ $	121,931 80,443 99,942		$ $ $	10,800 11,215 10,385	$ $ $	72,800 — —	(7)	12,000 9,000 35,000	$ $ $	13,575 11,828 8,090
Walter A. Shephard(8) Vice President, Chief Financial Officer, Treasurer	2006 2005 2004	$ $ $	218,938 211,442 57,000	$ $ $	107,471 63,387 10,000		$ $ $	10,800 11,215 3,157	$ $ $	98,800 — —	(7)	15,000 9,000 15,000	$ $ $	14,177 90,650 44,800
Carl A. Zanoni Senior Vice President, Technology, Director	2006 2005 2004	$ $ $	263,396 257,093 238,930	$ $ $	118,212 83,816 110,256		$ $ $	10,800 11,215 10,385	$ $ $	52,000 — —	(7)	7,000 9,000 25,000	$ $ $	13,575 12,382 8,112

(1)	Amounts paid as automobile allowance.

(2)	Includes aggregate amounts of $12,207, $11,972, $12,207, $12,152, and $12,207 in fiscal 2006, $13,101, $10,292, $10,460, $10,207, and $11,014 in fiscal 2005, and $6,528, $5,942, $6,506, $0, and $6,528 in fiscal 2004, paid or contributed on behalf of Messrs. Robinson, Eccleston, Monti, Shephard, and Zanoni, respectively, under our Defined Contribution Profit Sharing Plan. Contributions made under the profit sharing component of this Plan are determined annually by the Board of Directors, based on each employee's compensation, and vest at the rate of 20% per year of service to our company. Employees are fully vested in contributions made in the discretion of ZYGO under the 401(k) component of the Plan.

(3)	Includes $2,280, $1,979, $1,368, $2,025, and $1,368 in fiscal 2006, $2,280, $1,879, $1,368, $1,833, and $1,368 in fiscal 2005, and $2,640, $1,584, $1,584, $2,059, and $1,584 in fiscal 2004, for Messrs. Robinson, Eccleston, Monti, Shephard, and Zanoni, respectively, representing the value of life insurance provided to the named executives.

(4)	Includes relocation expense of $25,691 in fiscal 2005 for Mr. Eccleston and $78,610 and $42,741 in fiscal 2005 and 2004, respectively, for Mr. Shephard.

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(5)	Includes compensation expense from exercise of stock options of $14,586 in fiscal 2004 for Mr. Eccleston.

(6)	Payment of a portion of Mr. Robinson's bonus for fiscal 2006 and 2004 has been deferred.

(7)	Under the terms of the restricted stock awards, one half of the shares vest on each of the third and fourth anniversaries of the date of grant. As of June 30, 2006, Mr. Robinson held an aggregate of 16,000 shares of restricted stock with a market value on such date of $262,240; Mr. Eccleston held an aggregate of 4,800 shares of restricted stock with a market value on such date of $78,672; Mr. Monti held an aggregate of 7,000 shares of restricted stock with a market value on such date of $114,730; Mr. Shephard held an aggregate of 9,500 shares of restricted stock with a market value on such date of $155,705; and Mr. Zanoni held an aggregate of 5,000 shares of restricted stock with a market value on such date of $81,950.

(8)	Mr. Shephard commenced employment with ZYGO as of February 27, 2004.

OPTION PLAN BENEFITS GRANTED DURING FISCAL 2006

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option's Term
Name	No. of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2006	Exercise Price or Base Price Per Share(2)	Expiration Date	5%	10%
J. Bruce Robinson	40,000	29.0%	$10.40	8/23/15	$261,620	$662,997
Douglas J. Eccleston	8,000	5.8%	$10.40	8/23/15	$52,324	$132,599
Brian J. Monti	12,000	8.7%	$10.40	8/23/15	$78,486	$198,899
Walter A. Shephard	15,000	10.9%	$10.40	8/23/15	$98,108	$248,624
Carl A. Zanoni	7,000	5.1%	$10.40	8/23/15	$45,784	$116,024

(1)	Options vest ratably over four years commencing on the first anniversary of the grant.

(2)	For all option grants, the exercise price was equal to the market value of the underlying Common Stock on the day of the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at June 30, 2006		Value of Unexercised In-the Money Options at June 30, 2006(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Bruce Robinson	—	$—	237,125	82,500	$921,213	$543,938
Douglas J. Eccleston	—	$—	9,250	19,250	$85,335	$138,490
Brian J. Monti	—	$—	89,875	40,000	$359,203	$270,458
Walter A. Shephard	—	$—	9,750	29,250	$16,605	$139,665
Carl A. Zanoni	—	$—	112,400	29,050	$274,310	$199,200

(1)	Options with an exercise price per share less than the market price per share of the underlying Common Stock at June 30, 2006 of $16.39 (the closing price in the public markets).

EQUITY COMPENSATION PLAN INFORMATION

       The following table provides information about shares of our Common Stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of June 30, 2006, including the 2002 Equity Incentive Plan, the Amended and Restated Non-Qualified Stock Option Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Employee Stock Purchase Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Plan Category	(a)		(b)	(c)
Equity Compensation Plans Approved by Stockholders	2,060,136	(1)	$26.12	638,176
Equity Compensation Plans Not Approved by Stockholders	25,000	(2)	$18.64	—

Total	2,085,136		$26.03	638,176

(1)	Does not include options to purchase an aggregate of 10,278 shares of Common Stock under our Employee Stock Purchase Plan, with an exercise price of $15.57 per share, which were exercised for the offering period ended June 30, 2006.

(2)	Represents a warrant issued to Zetetic Institute, which is described below.

       On June 26, 2001, the Board of Directors issued a warrant to purchase 25,000 shares of our Common Stock to the Zetetic Institute, a non-profit organization that provides assistance to us in connection with certain research and development activities. We did not receive stockholder approval for this warrant. The warrant has an exercise price of $18.64 per share, the closing price of our Common Stock on the date of issuance, expires on June 26, 2011, and vests, in equal annual increments, on each of the first four anniversaries of the date of issuance. Registration of the warrant and the shares of Common Stock issuable upon the exercise of the warrant are not contemplated; the Company believes that exemption of such registration is available under Section 4 (2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

EMPLOYMENT AGREEMENTS AND OTHER MATTERS

       In January 1999, we entered into an employment agreement with Mr. Robinson. Under the employment agreement, Mr. Robinson receives an annual base salary of $250,000, or such higher amount as the Board may determine from time-to-time. The employment agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement also provided for the grant to Mr. Robinson of a stock option to purchase 50,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock option vesting at the end of each of the first four years. Effective November 18, 1999, Mr. Robinson's employment agreement was amended to change Mr. Robinson's position to President and Chief Executive Officer and to increase his annual base salary to $275,000 (or such higher amount as the Board may determine from time-to-time).

       In July 1999, we entered into an employment agreement with Mr. Monti to serve as Vice President—Sales & Marketing. Under the agreement, Mr. Monti receives an annual base salary of $175,000 or such higher amount as the Board may determine from time-to-time. Mr. Monti's agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement with Mr. Monti also provided for the grant to Mr. Monti of a stock option to purchase 20,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years.

       The employment agreements described above grant to Messrs. Robinson and Monti a severance package in the event we terminate their employment (other than for justifiable cause (as defined in each of the employment agreements), disability, or death) with our company. Under the package, Mr. Robinson would be paid his base salary from the time of his involuntary termination to 12 months thereafter. In addition, in the event Mr. Robinson resigns within 90 days of a “Change of Control” (as defined in his agreement) of our company, the agreement generally provides for (i) the continued payment of his salary for a one-year period, and (ii) the continuation, for a period of the lesser of one year or until covered by another plan, of all existing health insurance, dental coverage, life insurance, AD&D and long-term disability coverage then in effect for Mr. Robinson. The severance coverage for Mr. Robinson additionally provides for the automatic vesting of options to purchase shares of Common Stock then held by Mr. Robinson.

       Mr. Monti's agreement provides for the continuation of his base salary for six months from the date of his involuntary termination. In the event his employment is terminated without justification and occurs after a “Change of Control”, the agreement provides for the (i) continuation of existing health, dental and long-term disability insurances, as well as AD&D coverage in effect at the time of termination for a period of the lesser of six months or until covered by another plan and (ii) continuation of Mr. Monti's salary for a period of six months after the date of termination.

       In February 2004, Mr. Shephard agreed to serve as Vice President-Finance, Chief Financial Officer, and Treasurer. Mr. Shephard's terms of employment provide for a starting salary of $195,000. If a “Change of Control” occurs during Mr. Shephard's employment, his salary will continue for a six month period. Mr. Shephard also was provided a stock option grant to purchase 15,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they filed.

       Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2006, all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than ten percent beneficial owners were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Mr. Seymour E. Liebman, a member of our Board of Directors, is the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc. (“Canon”). Canon beneficially owns more than five percent of our Common Stock. Canon Sales Co., Inc., a subsidiary of Canon, acts as an exclusive distributor of certain of our products in Japan. We also have a significant research and development contract with Canon. Sales to Canon and Canon Sales Co., Inc. aggregated approximately $61,000,000 for fiscal 2006, or approximately 36% of our total net sales. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, Canon and we have entered into agreements providing for confidential exchanges of certain technology, similar to agreements with various other customers.

       Mr. Forman, a member of our Board of Directors not up for reelection and former executive officer of our company for more than 20 years, provides consulting services to ZYGO at the request of senior management at the rate of $125 per hour, plus expenses. Mr. Forman was paid approximately $97,000 in connection with his consulting services in the year ended June 30, 2006.

       Mr. McKelvey, a member of our Board of Directors and Chairman of our Compensation and Stock Option Committee, is Chairman and President of George McKelvey Co., Inc., an investment advisor and securities broker-dealer that provided investment advice and handled transactions for a portion of our funds available for investment. ZYGO paid George McKelvey Co., Inc. approximately $26,000 for investment services in fiscal 2006. As of September 20, 2006, George McKelvey Co., Inc. no longer provides investment advice or handles transactions for any of our funds available for investment.

REPORT OF THE AUDIT COMMITTEE

       The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing except under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

       The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management is responsible for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

       In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, as may be modified or supplemented, relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

       The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting and other matters.

       Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the Company's audited financial statements which are included in the Company's 2006 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the Securities and Exchange Commission.

       In addition, the Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rule of the National Association of Securities Dealers (NASD) that governs audit committees, Rule 4310 (c)(26)(B)(iii), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200 (a)(14).

AUDIT COMMITTEE

ROBERT B. TAYLOR, Chairman CAROL P. WALLACE BRUCE W. WORSTER

PRINCIPAL STOCKHOLDERS

       The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 30, 2006 (except as otherwise noted), (i) by each person known by ZYGO to own beneficially 5% or more of our Common Stock, (ii) by each director of ZYGO, (iii) by each executive officer named in the Summary Compensation Table (see “Executive Compensation” earlier in this proxy statement), and (iv) by all directors and executive officers of our company as a group. All such beneficial owners have sole voting and investment power with respect to the shares of Common Stock shown as owned by them, except for shares which can be acquired by the exercise of stock options, and as may otherwise be noted. Unless otherwise indicated, the address for the named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

	Shares of Common Stock Beneficially Owned(1)
Directors, Officers, and 5% Stockholders	Shares	Options	Total	Percentage of Total Shares Outstanding(1)

5% or Greater Stockholders:
Dimensional Fund Advisors Inc.(2)	1,271,255	—	1,271,255	7.0%
Canon Inc.(3)	1,210,410	—	1,210,410	6.7%
Royce & Associates LLC(4)	1,032,100	—	1,032,100	5.7%
Jon D. Gruber(5)	926,000	—	926,000	5.1%
Directors:
Eugene G. Banucci	1,000	26,000	27,000	*
Youssef A. El-Mansy	5,000	24,000	29,000	*
Paul F. Forman	372,615	30,000	402,615	2.2%
Samuel H. Fuller	—	26,000	26,000	*
Seymour E. Liebman(6)	42,000	30,000	72,000	*
Robert G. McKelvey	85,370	30,000	115,370	*
J. Bruce Robinson	12,475	269,625	282,100	1.5%
Robert B. Taylor	12,500	30,000	42,500	*
Carol P. Wallace	—	18,000	18,000	*
Bruce W. Worster	2,000	29,000	31,000	*
Carl A. Zanoni	398,060	125,450	523,510	2.9%
Named Executive Officers:
J. Bruce Robinson	12,475	269,625	282,100	1.5%
Douglas J. Eccleston	400	14,500	14,900	*
Brian J. Monti	5,815	107,625	113,440	*
Walter A. Shephard	2,134	15,750	17,884	*
Carl A. Zanoni	398,060	125,450	523,510	2.9%
All Directors and Executive Officers as a group (17 persons)(6)	956,562	968,525	1,925,087	10.1%

*	Less than 1%
(1)	A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of stock options. Each person's percentage ownership is determined by assuming that stock options beneficially owned by such person (but not those owned by any other person) have been exercised.
(2)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2006. The address of this holder is Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(3)	Information derived from NASDAQ online as of August 24, 2006.

(footnotes continued on next page)

(footnotes continued from previous page)

(4)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2006. The address of this holder is Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019.
(5)	Information based on Schedule 13G filed with the SEC on February 8, 2006 by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber (“Gruber”), J. Patterson McBaine (“McBaine”) and Eric B. Swergold (“Swergold”), indicating beneficial ownership as of December 31, 2005. GMCM is a registered investment advisor. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b). Includes 788,450 shares held in accounts managed by GMCM over which GMCM shares voting power and investment control.
(6)	Does not include 1,210,410 shares owned by Canon Inc., an affiliate of Canon U.S.A., Inc.

PERFORMANCE GRAPH

       The Stock Price Performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

       The graph below compares cumulative total return of our Common Stock with the cumulative total return of (i) the Nasdaq National Market—U.S. Index, (ii) a new group of peer companies weighted to reflect differing market capitalizations, and (iii) an old group of peer companies weighted to reflect differing market capitalizations. Companies in the new peer group are Nanometrics, Inc., Rudolph Technologies, Inc., Veeco Instruments, Inc, II-VI, Incorporated, Mattson Technology, Inc., Semitool, Inc., Photon Dynamics, Inc., Electro Scientific Industries, Inc., GSI Group Inc., Ultratech, Inc.; and companies in the old peer group are ADE Corp., Nanometrics, Inc., August Technology Corp., Rudolph Technologies, Inc., and Veeco Instruments, Inc. The new peer group consists of issuers selected primarily based on market capitalization and the markets they serve.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ZYGO CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

6/01

6/02

6/03

6/04

6/05

6/06

ZYGO CORPORATION

NEW PEER GROUP

NASDAQ STOCK MARKET (U.S.)

OLD  PEER GROUP

120

100

80

60

40

20

0

D

O

L

L

A

R

S

*	$100 invested on 6/30/01 in stock or index including reinvestment of dividends.
Fiscal year ending June 30.
	6/30/01	06/30/02	06/30/03	06/30/04	06/30/05	06/30/06
Zygo Corporation	100.00	36.18	35.96	50.29	44.04	73.66
Nasdaq Stock Market (U.S.)	100.00	70.34	78.11	98.60	99.28	105.94
New Peer Group	100.00	62.57	49.64	81.91	58.82	59.79
Old Peer Group	100.00	56.66	37.99	58.84	49.36	59.33

PROPOSAL NO. 2
Approval of Amendments to the 2002 Equity Incentive Plan

       At the annual meeting, you are being asked to approve amendments to the Company's 2002 Equity Incentive Plan (the “Plan”) that would: (a) increase the number of shares reserved for issuance under the plan by 1,800,000 shares of common stock to an aggregate total of 3,300,000 shares; (b) prohibit the repricing of options after they are granted; (c) absent an involuntary termination of employment, prohibit the accelerated vesting of awards that are assumed or substituted pursuant to a change in control transaction; and (d) make certain related and technical changes.

       As of September 1, 2006, awards (net of canceled awards) covering an aggregate of 1,335,813 shares of common stock had been issued under the Plan. A total of 164,167 shares of common stock remained available for future grant under the Plan. As of September 1, 2006, options outstanding under the Plan and all other plans had per share exercise prices ranging from $5.20 to $90.81 or a weighted average per share exercise price of $25.45. The Board believes that the amendment increasing the number of shares that may be issued under the Plan is in the best interests of the Company and our stockholders because:

•	additional shares are necessary to attract new employees and executives;

•	additional shares are needed to further the goal of retaining and motivating existing personnel; and

•	the issuance of options and other stock awards to our employees is an integral component of the Company's compensation policy.

       The Board believes that the amendments prohibiting repricing of options granted under the Plan and prohibiting “single trigger” vesting of awards in the event of a change in control are consistent with modern plan design and principles of corporate governance. The additional changes either complement the repricing restriction or are otherwise technical in nature.

Summary of the 2002 Equity Incentive Plan

       The principal features of the Plan, as amended, are summarized below. This summary is qualified in its entirety by the provisions of the Plan, as amended, a copy of which is attached hereto as Appendix B. The amendments are underlined and appear in bold italics or, in the case of deletions, are indicated by double strike-through the original text.

       TYPES OF AWARDS. Awards under the Plan may be in the form of options to purchase shares of our Common Stock, including options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as Incentive Stock Options (“Non Qualified Stock Options”), and restricted shares of Common Stock. In addition, the Board of Directors may, in its sole discretion and without further stockholder approval, amend the Plan to permit other types of equity based awards (as described below) under the Plan.

       AVAILABLE SHARES. As amended, a maximum of 3,300,000 shares of Common Stock could be issued under the Plan, subject to adjustment upon certain changes in capitalization as described below. As indicated above, awards covering approximately 1,336,000 shares were outstanding as of September 1, 2006. New awards may be granted under the Plan with respect to shares of Common Stock covered by any unexercised portion of an option that terminates, expires or is canceled, shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, shares represented by other-equity based awards that are forfeited, canceled or otherwise terminated and shares that are withheld or surrendered in order to pay the purchase price of an award or to satisfy a recipient's income tax or other withholding obligations associated with an award. As of September 13, 2006, the closing sale price of the Common Stock on the Nasdaq National Market, as reported, was $13.87.

       INDIVIDUAL OPTION AWARD LIMIT. Subject to adjustment upon certain changes in capitalization as described below, the maximum number of shares of Common Stock with respect to which options may be granted under the Plan to any employee during any calendar year shall be 75,000.

       ELIGIBILITY. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of our subsidiaries, affiliates or associated entities, all as the Committee may select.

       ADMINISTRATION. The Plan will be administered by the Stock Option and Compensation Committee (the “Committee”) of the Board of Directors, provided that the Board of Directors may, in its sole discretion, make awards under the Plan and, to the extent permitted by applicable law, the Board of Directors may delegate to any one or more of our executive officers the authority to grant options to employees or consultants of the Company or our subsidiaries or affiliates who are not officers or directors of the Company.

       The Committee will have full discretion and authority to make awards under the Plan, to apply and interpret the provisions of the Plan, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the Plan. The determinations of the Committee on all matters relating to the Plan and the options, restricted stock, and other equity-based awards granted thereunder will be final, binding, and conclusive.

       STOCK OPTIONS. The Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The exercise price per share of Common Stock covered by an option may not be less than the par value per share on the date of grant, and in the case of an Incentive Stock Option, the exercise price may not be less than the fair market value per share on the date of grant. As amended, the Compensation Committee would be expressly prohibited from repricing out-of-the-money stock options granted under the Plan. The Committee may establish such vesting and other conditions and restrictions on the exercise of an option an/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Unless the Committee determines otherwise, an option will become vested and exercisable in annual one-quarter increments on the first, second, third, and fourth anniversaries of the date thereof, provided that the optionee remains in continuous employment or other service following the date of grant through the applicable vesting dates. Payment for shares acquired upon the exercise of an option may be made in cash and/or such other form of payment as may be permitted from time to time by the Committee, which may include payment via a cashless exercise procedure, previously-owned shares of Common Stock, or any other form of consideration approved by the Committee and permitted by applicable law (including, to the extent permitted by applicable law, a promissory note of the optionee).

       Unless sooner terminated or exercised, options will generally expire ten years from the date of grant. Except as otherwise permitted by the Committee, in general, no option may be exercised more than 90 days after termination of the optionee's employment or other service or, if the optionee's employment or other service is terminated by reason of death, one year after such termination. A default provision that would accelerate vesting and extend the post-termination exercise period for optionees who terminate employment or other service after completing five years of service and reaching age 55 is deleted by the amendment. This change is technical in the sense that the committee still has the authority to incorporate such a provision in individual option grants as appropriate. If an optionee's employment or other service is terminated for “cause” (as defined in the Plan), options held by such optionee will, in general, immediately terminate.

       RESTRICTED STOCK. The Committee may grant restricted shares of Common Stock in amounts, and subject to terms and conditions (such as time vesting and/or performance-based vesting criteria) as it may determine. Generally, prior to vesting, the recipient will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement. The purchase price payable for shares for restricted stock may be as low as zero, provided that, to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. To the extent permitted by applicable law, loans may be made to a recipient in connection with the purchase of restricted stock. Unless otherwise determined by the Committee, upon the termination of a recipient's employment or other service for any reason, any shares of restricted stock which have not yet become fully vested shall be forfeited.

       OTHER EQUITY-BASED AWARDS. Without further action by the stockholders of the Company, the Board may, in its sole discretion, amend the Plan to authorize the Committee to grant other types of equity-based awards under the Plan, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of restricted stock units, stock appreciation rights and dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of applicable local laws or jurisdictions outside the United States.

       AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided for adjustments upon a capital change, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan shall be subject to the approval of our stockholders.

       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of our Company, an equitable substitution or adjustment may be made in the aggregate number and/or kind of shares reserved for issuance under the Plan, the maximum number and/or kind of shares with respect to which options may be granted under the Plan to any employee during any calendar year, the kind, number, and/or exercise price of shares or other property subject to outstanding options granted under the Plan, and the kind, number, and/or purchase price of shares or other property subject to outstanding awards of restricted stock or any other equity-based awards granted under the Plan, in each case as may be determined by the Board of Directors in its sole discretion. Under the proposed Plan amendment, if a Plan award is assumed or substituted by the successor or acquiring company in connection with a reorganization, merger or similar transaction or event, then the assumed or substituted award will retain the same vesting schedule as the original Plan award, except that vesting may be accelerated in the event the employment or other service of the holder of the award is involuntarily terminated in connection with or following the transaction or event. In effect, this amendment prevents the automatic acceleration of vesting of Plan awards that are assumed or substituted in connection with a merger or other corporate transaction and requires a second “trigger”—i.e., involuntary termination of employment or service—in order to accelerate vesting.

       Without limiting the generality of the foregoing, but subject to the double trigger requirement for vesting acceleration under the circumstances described above, in connection with such an event, the Board of Directors may provide, in its sole discretion, for the cancellation of any outstanding awards in exchange for (i) payment in cash or other property of the fair market value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exercisable. In addition, in the event of a liquidation or reorganization of the Company (including a merger, consolidation, or sale or distribution of assets of the Company), the Board of Directors may provide for the termination of any outstanding options upon notice given at least thirty days prior to the effective date of the transaction, provided that such vested and exercisable options (or, in the Board's discretion, all options whether or not otherwise vested or exercisable), shall be exercisable until the effective date of such liquidation or reorganization as to all shares then subject thereto.

       NEW PLAN BENEFITS. Because awards under the Plan are discretionary, no awards are determinable at this time.

       TAX CONSEQUENCES. The following is a brief description of the material U.S. federal income tax consequences generally arising with respect to options granted under the Plan.

       In general, the grant of an option will have no income tax consequences to the recipient or to our Company. Upon the exercise of an option, other than an Incentive Stock Option, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock subject to the option on the date of exercise over the exercise price for such shares (i.e., the option spread), and the Company generally will be entitled to a corresponding tax deduction in the same amount. Upon the sale of the shares of Common Stock acquired pursuant to the exercise of an option, the recipient will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income recognized on exercise.

       A recipient generally will not recognize ordinary income upon the exercise of an Incentive Stock Option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax) and our Company will not receive any deduction. If the stock acquired upon exercise of an Incentive Stock Option is sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then gain realized on the sale generally is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had not been an Incentive Stock Option, and the Company generally will be entitled to a corresponding deduction in the same amount. Any remaining gain is treated as capital gain.

       If the shares acquired upon the exercise of an Incentive Stock Option are held for at least two years from the grant date and one year from the exercise date and the recipient is employed by the Company or one of our subsidiaries at all times beginning on the grant date and ending on the date three months prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and the Company will not receive any deduction.

       ACCOUNTING TREATMENT. Since the first quarter of fiscal 2006, the Company has been required to recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options under the Plan. The fair value of an option will be based on the number of shares subject to the option, the value of our common stock, and other factors. The Company uses a Black-Scholes valuation model to measure fair value of option grants. In addition, the Company is required to recognize compensation expense for other awards under the Plan. In general, the expense associated with each award will be recognized over the requisite employee service period.

       PLAN BENEFITS. Future awards under the Plan will be granted at the discretion of the Administrator, and accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, our actual performance against performance goals established with respect to performance awards, and decisions made by the participants. Consequently, it is not possible to determine the future benefits that might be received by participants under the Plan.

REQUIRED VOTE

       The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the Plan. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for approval of the Plan or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for the Plan has been properly withheld (including broker non-votes) will not be counted toward the majority required for approval.

RECOMMENDATION

       The Board of Directors recommends a vote FOR the amendments to the Zygo Corporation 2002 Equity Incentive Plan. Proxies received will be voted in favor of the Zygo Corporation 2002 Equity Incentive Plan Proposal unless otherwise indicated.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       Effective November 15, 2005, the Audit Committee of the Company dismissed KPMG LLP (“KPMG”) and appointed Deloitte & Touche LLP (“Deloitte & Touche”) as its independent auditors. This change was the result of an extensive search made at the request of the Audit Committee to review the services and costs associated with the external audit function.

       The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2005 and 2004 did not contain an adverse opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of KPMG on management's June 20, 2006 assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The reissued audit report of KPMG on the effectiveness of internal control over financial reporting as of June 30, 2005 contained an adverse opinion based on the Company having a material weakness in not having effective policies and procedures to ensure that intercompany accounts were properly reconciled and intercompany transactions were properly identified and eliminated.

       In connection with the audits of the two fiscal years ended June 30, 2005 and 2004 and the subsequent interim period through the date of dismissal of KPMG, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the financial statements of the Company for such fiscal years. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred within the Company's fiscal years ended June 30, 2005 and 2004 or the subsequent interim period through the date of dismissal of KPMG.

       The Company (or someone on its behalf) has not consulted Deloitte & Touche during the two most recent fiscal years and the subsequent interim period preceding November 15, 2005 regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

       In addition to retaining independent auditors to audit our consolidated financial statements for fiscal 2006, the Company retained KPMG, Deloitte & Touche, as well as other accounting firms to provide various services in fiscal 2006. The aggregate fees billed for professional services by KPMG and Deloitte & Touche in fiscal 2006 and by KPMG in 2005 were as follows:

	2006			2005
	Deloitte & Touche	KPMG	Total	KPMG
Audit Fees(1)	$581,000	$185,000	$766,000	$662,000
Audit-Related Fees(2)	—	4,000	4,000	22,000
Tax Fees(3)	8,000	63,000	71,000	9,000

Total Fees	$589,000	$252,000	$841,000	$693,000

(1)	This category consists of aggregate fees billed for the annual audit of our financial statements, audit of internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act, the reviews of the condensed financial statements included in quarterly Reports of Forms 10-Q, audit work related to our restatement, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those calendar years.

(2)	This category consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's annual financial statements and are not reported under “Audit Fees.” These services included fees for the review of certain regulatory filings in fiscal 2006 and accounting consultations and employee benefit plan audit in fiscal 2005.

(footnotes continued on next page)

(footnotes continued from previous page)

(3)	This category consists of aggregate fees billed for professional services for federal, state, and international tax compliance, tax advice, and tax planning.

       Deloitte & Touche has been selected as our independent auditors for fiscal 2007. A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

Audit Committee's Pre-Approval Policies and Procedures

       Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the Audit Committee may delegate to a member or members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting.

       100% of the audit, audit-related, and tax services for our 2006 fiscal year rendered by Deloitte & Touche were pre-approved by our Audit Committee.

STOCKHOLDER PROPOSALS

       All stockholder proposals which are intended to be presented at our 2007 Annual Meeting of Stockholders must be received by us no later than June 9, 2007 for inclusion in the proxy statement and form of proxy we issue relating to that meeting. Additionally, we must have notice of any stockholder proposal to be submitted at the 2007 Annual Meeting of Stockholders (but not required to be included in the proxy statement) by August 20, 2007, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Securities Exchange Act of 1934. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to any such stockholder proposal for which notice of the matter was not received by us by August 20, 2007.

OTHER MATTERS COMING BEFORE THE MEETING

       As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors PAUL JACOBS, Secretary

October 13, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER OF
ZYGO CORPORATION

Audit Committee Composition

       This charter governs the operations of the audit committee (the “Audit Committee” or “Committee”) of the Board of Directors (the “Board”) of Zygo Corporation (the “Company”). The Audit Committee shall review and reassess this Charter and obtain annually its reapproval, or the approval as to any changes, as the case may be, by the Board. The Committee shall be comprised of at least three directors, each of whom shall have no relationship with the Company that may interfere with the exercise of his or her independence from management and the Company and shall otherwise satisfy the requirements of independence as required by law and under the rules of the Nasdaq National Exchange. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have sophisticated accounting or related financial management expertise. Audit Committee members shall be appointed by the Board on the recommendation of the Nominating Committee.

Audit Committee Purpose

       The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

•	Appoint, determine the compensation of, and oversee the work of, the Company's independent auditor.

•	Monitor the integrity of the Company's financial reporting processes.

•	Review the adequacy and effectiveness of the Company's systems of internal accounting and financial controls.

•	Review the annual independent audit of the Company's financial statements.

•	Provide an avenue for open communication among the independent auditor, management and the Board of Directors.

General Duties and Powers

       1. The Audit Committee shall report Committee actions to the full Board of Directors and may make appropriate recommendations.

       2. The Audit Committee has the independent authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as anyone in the Company. The Committee is authorized to retain, at the Company's expense, independent counsel, accountants or others it needs to assist in an investigation.

       3. The Committee shall meet at least four times annually, or more frequently as circumstances dictate, in such a format as the Committee deems appropriate. The Audit Committee chairman shall approve an agenda in advance of each meeting and has the power to call a Committee meeting whenever he or she thinks there is a need. An Audit Committee member should not vote on any matter in which he or she is not independent. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from anyone in the Company, including management.

       4. The Audit Committee shall have sole authority to, and shall, pre-approve all audit and non-audit services provided by the independent auditor to the Company and shall assure that the independent auditor is not engaged to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member or members of the Audit Committee. The decisions of any Audit Committee member or members to whom pre-

approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

       5. The Committee shall do whatever else the law, the Company's charter or bylaws or the Board of Directors requires.

Responsibilities for Engaging Independent Auditor

       1. The Audit Committee shall review annually the qualifications and proposed audit fees of the independent auditor for Company audits for the next fiscal year. Upon completion of the review, the Audit Committee shall retain an independent auditor on behalf of the Company and shall approve the fees for the audit.

       2. The Audit Committee shall confirm and assure the objectivity and independence of the independent auditor, including a review of the matters included in the written disclosures required by the Independence Standards Board.

       3. The Audit Committee shall review with the independent auditor its audit scope, staffing, reliance upon management, general work and procedural plans.

Responsibilities for Internal Controls and Procedures

       1. The Audit Committee shall establish or determine that there are procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Such procedures shall ensure the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

       2. The Audit Committee shall review and discuss with management and the independent auditor the adequacy and effectiveness of the Company's accounting and financial reporting controls, including the Company's computerized information system controls and security and the Company's policies and procedures to assess, monitor, and manage business risks, and legal and ethical compliance programs.

       3. The Audit Committee shall recommend to the Board any changes in the system of internal controls, procedures and practices which the Committee determines to be appropriate.

       4. The Audit Committee shall review the Company's disclosure controls and procedures from time to time, as well as certifications of the Company officers required by law with respect thereto, to assist in assuring their effectiveness.

       5. The Audit Committee shall ask management and the independent auditor about significant financial risk exposures and shall assess management's steps to minimize them.

Responsibilities for Reviewing the Annual Audit and the Review of Quarterly and Annual Financial Statements

       1. The Audit Committee shall receive regular reports from the independent auditor on, and assess, the critical accounting policies and practices of the Company and on all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

       2. The Audit Committee shall review the interim financial reports with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q, and shall review with the CEO and CFO the contents of any required certification related to the filing of the Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting standards.

       3. Shortly after the annual audit is completed, the Audit Committee shall review and discuss the following with management and the independent auditor in collective or independent sessions, as the Committee deems appropriate:

(a) The Company's annual financial statements and related footnotes.

(b) The independent auditor's audit report on the financial statements.

(c) The management letter relating to the audit report.

(d) The auditor's qualitative judgments about the appropriateness of critical accounting principles and practices and financial disclosure.

(e) Any significant questions between management and the independent auditor that arose during the audit, together with management's responses to such questions.

(f) Any other matters relating to the audit procedures or findings that the auditor is required to communicate to the Committee under generally accepted accounting standards, by law, as required by the Securities and Exchange Commission, or the Nasdaq National Market.

       4. The Audit Committee shall review with the independent auditor any issues concerning compliance with the Company's code of conduct that the independent auditor identified during the course of its work at the Company.

       5. The Audit Committee shall review with management and the independent auditor the information included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of the critical accounting policies and practices, the reasonableness of significant judgments, the alternatives available to the Company for applying different generally accepted accounting principles and the effect and desirability of such alternatives and the independent auditor's preferred treatment, and the clarity of the information disclosed. The Committee shall also review with the CEO and CFO the contents of any required certification related to the filing of the Form 10-K.

       6. The Audit Committee shall review earnings releases disclosing “pro forma,” or “adjusted” non-generally accepted accounting principles, information.

Other Responsibilities

       1. The Audit Committee shall prepare the report for inclusion in the Company's annual proxy statement that describes the Committee's composition and responsibilities and how the responsibilities were fulfilled.

       2. The Audit Committee shall review and, if necessary, update the Committee's charter annually.

       3. The Audit Committee shall periodically require each of its members to certify that such member meets the independence requirements prescribed by law and the Nasdaq National Market, including that such person has received no compensation from the Company other than director and Board committee fees.

       4. The Audit Committee shall review with the independent auditor any items that may have come to the attention of the independent auditor concerning compliance with the Company's code of conduct during the course of their work at the company.

       5. The Audit Committee shall review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs, and reports from regulators.

       6. The Audit Committee shall meet with the independent auditor and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

       7. The Audit Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

       While the Audit Committee has the responsibilities and authorities set forth in this Charter, it is the duty of management and the independent auditor to plan or conduct audits and to determine that the Company's financial statements are complete and accurate in accordance with generally accepted accounting principles.

APPENDIX B

ZYGO CORPORATION
2002 EQUITY INCENTIVE PLAN
(As Amended Through                       , 2006)

       1. Purpose. The purpose of the Zygo Corporation 2002 Equity Incentive Plan (the “Plan”) is to establish a flexible vehicle through which Zygo Corporation, a Delaware corporation (the “Company”), can offer equity-based compensation incentives to eligible personnel of the Company or any one or more of its subsidiaries, affiliates or associated entities in order to attract, motivate and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

       2. Types of Awards. Awards under the Plan may be in the form of a. options to purchase shares of the Company's common stock, $.10 par value per share (“Common Stock”), including options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as Incentive Stock Options (“Non Qualified Stock Options”), b. restricted shares of Common Stock, and c. such other forms (if any) as may be permitted by the Board of Directors of the Company (the “Board”) pursuant to Section 8 of the Plan.

       3. Administration.

       (a) Committee. The Plan shall be administered by the Stock Option and Compensation Committee (the “Committee”) of the Board, provided that the Board may, in its sole discretion, make awards under the Plan, and provided further that, to the extent permitted by applicable law, the Board may, in its sole discretion, delegate to an executive officer or officers of the Company the authority to grant a specified number of options under the Plan, on such terms and conditions as the Board shall establish from time to time, to employees or consultants of the Company or its subsidiaries or affiliates who are not officers or directors of the Company.

       (b) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to i. select the persons to whom awards shall be made under the Plan, ii. make awards to such persons and prescribe the terms and conditions of such awards, iii. construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, iv. prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, v. correct any defect, supply any omission and reconcile any inconsistency in the Plan, vi. amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, unrestricted or may be exercised, vii. carry out any responsibility or duty specifically reserved to the Committee under the Plan, and viii. make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. All decisions of the Committee pursuant to the provisions of the Plan, including questions of construction, interpretation and administration, shall be final, conclusive and binding on all persons.

       (c) Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent it shall be judicially determined, and from which no appeal is available, that any such loss, cost, liability, damage or expense is attributable to such person's fraud or willful misconduct.

       4. Share Limitations.

       (a) Aggregate Award Limitation. Subject to adjustment pursuant to Section 11 of the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan is ~~1,500,000~~ 3,300,000. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an option that terminates, expires or is canceled, (ii) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (iii) shares represented by other-equity based awards that are forfeited, canceled or otherwise terminated, and (iv) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

       (b) Individual Award Limitation. Subject to adjustment pursuant to Section 11 of the Plan, the maximum number of shares of Common Stock with respect to which options may be granted under the Plan to any employee during any calendar year shall be 75,000.

       5. Eligibility. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of its subsidiaries, affiliates or associated entities (collectively with the Company, the “Company Group”), all as the Committee may select. In making awards under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, the potential recipient's previous and/or expected future contributions to the business of any member of the Company Group and such other factors as the Committee deems relevant under the circumstances.

       6. Stock Options. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

       (a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the par value per share on the date of grant, provided that, in the case of an Incentive Stock Option, the exercise price may not be less than the Fair Market Value (as defined in Section 9 of the Plan) per share on the date of grant (or, in the case of an Incentive Stock Option granted to an optionee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “subsidiary” or “parent” of the Company within the meaning of Section 424 of the Code, 110% of such Fair Market Value).

       (b) Term of Options. No option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the option is granted (or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder within the meaning of Section 424 of the Code, five (5) years).

       (c) Exercisability of Options. Subject to the provisions of the Plan, the Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Unless the Committee determines otherwise, an option will become vested and exercisable in annual one-quarter increments on the first, second, third, and fourth anniversaries of the date thereof, subject to the optionee remaining in the continuous employment or other service with the Company Group, all as determined by the Committee, following the date of grant.

       (d) Method of Exercise. Once vested and exercisable, an option may be exercised by transmitting to the Company i. a notice specifying the number of shares to be purchased and ii. payment of the aggregate exercise price of the shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 12 of the Plan, as determined by the Committee. As determined by the Committee, in its sole discretion, payment of the exercise price of an option in whole or in part may also be made (1) if the Common Stock is publicly traded, by means of any cashless exercise procedure approved by the Committee, (2) in the form of unrestricted shares of Common Stock which, (x) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (3) any other form of consideration approved by the Committee and permitted by applicable law (including a promissory note of the optionee) which the Committee determines to be consistent with the purposes of the Plan or (4) any combination of the foregoing.

       (e) Termination of Employment or other Service. Unless otherwise determined by the Committee at grant or, if no rights of the optionee are thereby reduced, thereafter, the following rules apply with regard to options held by an optionee at the time of his or her termination of employment or other service with the Company Group:

       (i) Termination by Reason of Death. If an optionee's employment or other service with the Company Group is terminated due to his or her death, then 1. that portion of an option, if any, which is exercisable on the date of termination shall remain exercisable by the optionee's beneficiary during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and 2. that portion of an option, if any, which is not exercisable on the date of termination shall thereupon terminate.

       (ii) Termination for Cause. If an optionee's employment or other service is terminated by the Company Group for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, any option held by the optionee (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable. A termination for “Cause” means 1. in the case where there is no employment, consulting or similar service agreement between the optionee and the Company Group or where such an agreement exists but does not define “cause” (or words of like import), a termination classified by the Company Group, in its sole discretion, as a termination due to the optionee's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties, or 2. in the case where there is an employment, consulting or similar service agreement between the optionee and the Company Group that defines “cause” (or words of like import), a termination that is or would be deemed for “cause” (or words of like import) as classified by the Company Group, in its sole discretion, under such agreement.

       (iii) Other Termination. If an optionee's employment or other service with the Company Group terminates for any reason other than those described in Section 6(e)(i) or 6(e)(ii) above, then: 1. that portion of an option, if any, which is exercisable on the date of termination shall remain exercisable by the optionee during the ninety (90) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and 2. that portion of an option, if any, which is not exercisable on the date of termination shall thereupon terminate. ~~Notwithstanding the preceding sentence and the provisions of Section 6(e)(i) above, if (A) upon the termination of an optionee's employment or other service with the Company Group for any reason at or after the optionee shall have attained age fifty-five (55) other than a termination by the Company Group for Cause (or a termination at a time when grounds for a termination for Cause exist), and (B) the optionee shall then have completed not less than five (5) years of employment or other service with the Company Group, then the optionee's options shall become fully exercisable and shall remain exercisable for the three (3) year period commencing on the date of such termination, but in no event after expiration of the stated term thereof, and to the extent not exercised during such period, shall thereupon terminate.~~

       (f) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued.

       (g) Buy Out and Settlement. ~~The~~ Unless prohibited by Section 6(h) (relating to repricing of options), the Committee, on behalf of the Company, may at any time offer to buy out any outstanding option on such terms and conditions as the Committee shall establish.

       (h) No Repricing of Options. Unless approved by the Company's stockholders, the Committee may not reduce the exercise price for shares covered by an outstanding option granted under the Plan, whether directly or in any other manner which constitutes a “repricing” under applicable stock exchange rules or financial accounting principles.

       7. Restricted Stock. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

       (a) Purchase Price. The purchase price payable for shares of restricted stock may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. In the sole discretion of the Committee, loans may be made to a recipient in connection with the purchase of restricted stock.

       (b) Restrictions and Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose.

       (c) Rights as a Stockholder. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose.

       (d) Stock Certificates for Restricted Stock. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company's stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

       (e) Lapse of Restrictions. If and when the vesting conditions and other restrictions applicable to a restricted stock award are satisfied or expire and upon the recipient's payment of any taxes due thereon in accordance with Section 12 of the Plan, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

       (f) Termination of Employment or Other Service. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, upon the termination of a recipient's employment or other service for any reason or no reason, any shares of restricted stock which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be canceled.

       8. Other Equity-Based Awards. Without further action by the stockholders of the Company, the Board may, in its sole discretion, amend the Plan to authorize the Committee to grant other types of equity-based awards under the Plan, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of restricted stock units, stock appreciation rights and dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States.

       9. Fair Market Value. For purposes of the Plan, “Fair Market Value” on any date shall be equal to the closing sale price per share as published by a national securities exchange or NASDAQ National Market on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange or NASDAQ National Market on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or NASDAQ National Market or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

       10. Non-Transferability. Stock options granted under the Plan may not be transferred by the optionee other than upon the optionee's death to a beneficiary designated by the optionee in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. All stock options shall be exercisable during the optionee's lifetime only by the optionee (or, in the event of the optionee's incapacity, his or her guardian or legal representative). Shares of restricted stock granted under the Plan may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by the provisions hereof or the applicable award agreement or instrument, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a stock option is transferable in whole or part in a gratuitous transfer to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

       11. Adjustments Upon a Capital Change. Subject to Section 17, upon ~~Upon~~ any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of the Company (a “Capital Change”), an equitable substitution or adjustment may be made in (g) the aggregate number and/or kind of shares reserved for issuance under the Plan, (h) the maximum number and/or kind of shares with respect to which options may be granted under the Plan to any employee during any calendar year, (i) the kind, number and/or exercise price of shares or other property subject to outstanding options granted under the Plan, and (j) the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock or any other equity-based awards granted under the Plan, in each case as may be determined by the Board, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Board, in its sole discretion. Without limiting the generality of the foregoing, but subject to Section 17, in connection with a Capital Change, the Board may provide, in its sole discretion, on a case by case basis, for: (A) the cancellation of any outstanding awards (i) in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exercisable; or (B) in the event of a liquidation or reorganization of the Company (including a merger, consolidation or sale or distribution of assets of the Company), the termination of any outstanding options upon notice given at least thirty (30) days prior to the effective date of the transaction, provided that such vested and exercisable options (or, in the Board's discretion, all options whether or not otherwise vested or exercisable), shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto. In the event of any adjustment in the number of shares covered by any award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such award shall cover only the number of full shares resulting from the adjustment. All adjustments under this Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Notwithstanding the foregoing, if, in connection with a Capital Change, outstanding awards are substituted or adjusted pursuant to part (d) of the first sentence of this Section 11, then the vesting conditions of the original award will continue to apply to the adjusted or substituted award and, absent a termination of employment or service following such Capital Change, vesting under the adjusted or substituted award will not be accelerated.

       12. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company Group relating to an award, (k) the Company Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an award recipient whether or not pursuant to the Plan or (l) the Company Group shall be entitled to require that the recipient remit cash to the Company Group (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 12 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

       13. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 11 of the Plan, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that no amendment which would affect adversely the rights of the holder of any outstanding award may be made without the consent of such holder.

       14. General Provisions.

       (a) Compliance with Law. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       (b) Investment Representation. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

       (c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common

Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

       (d) No Employment or other Service Rights. Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with any one or more of the Company Group or interfere in any way with the right of the Company Group at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other service with the Company Group.

       (e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

       15. Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

       16. Term of the Plan. The Plan shall become effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve (12) months of the date of such adoption. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan (as then in effect or thereafter amended).

       17. Change in Control of the Company. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 17 shall govern and supersede any inconsistent terms or provisions of the Plan.

       (a) Definitions.

       (i) Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:

       (A) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty per cent (40%) or more of the combined voting power of the Company's then outstanding voting securities (the “Voting Securities”), provided, however, that Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

       (B) The consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

       (C) The individuals who, as of July 1, 2006, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

       (D) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

       (ii) Cause. For purposes of this Section 17 only, the term “Cause” shall mean (A) conviction of a felony or (B) engaging in conduct constituting willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

       (iii) Good Reason. For purposes of this Section 17, the term “Good Reason” shall mean any of the following events or conditions occurring with respect to a participant at any time following a Change in Control:

       (A) a reduction in the participant's base salary or any failure to pay the participant compensation or benefits to which he or she is entitled within fifteen days of the date due;

       (B) a relocation by the Company or the acquiring or successor company of the participant's principal place of employment by more than fifty miles;

       (C) a material diminution of the position, status or duties of the participant's employment or of the participant's working conditions; or

       (D) the failure by the Company or an acquiring or successor company to provide the participant with compensation and benefits, in the aggregate, substantially equivalent to those in effect immediately prior to the Change in Control.

       (b) Effect of Change in Control on Certain Awards.

       (i) If, following a Change in Control, the Company is not the surviving corporation and the surviving corporation or the acquiring corporation (such surviving corporation or acquiring corporation being hereinafter referred to as the “Acquiror”) does not assume the then outstanding options or other awards under the Plan or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such awards, then all such awards that are not so assumed or substituted shall become immediately and fully vested and, as applicable, exercisable immediately prior to the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for the payment in cash and/or in kind to be made to each participant for the cancellation of any outstanding options or other awards upon the consummation of the Change in Control, based upon the fair market value of the consideration received in such Change in Control by the Company's stockholders in exchange for their Common Stock. If this provision applies, any outstanding award that is not exercised will terminate and be of no further force or effect at the time of the Change in Control, subject to the right, if any, of the holder to receive a payment under this Section 17(b)(i) in exchange for the cancellation of such award.

       (ii) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes outstanding options and/or other awards under the Plan or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such options or other awards, then all such awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan; provided, however, that, if, within twenty-four months following a Change in Control, a participant's employment is terminated by the Company, the Acquiror or its affiliates without Cause or by the participant with Good Reason, then, upon such termination of employment, all such outstanding options and other awards (or substitutes therefor) shall become immediately and fully vested and, as applicable, exercisable.

Appendix I

[FRONT OF CARD]

ZYGO CORPORATION

Annual Meeting of Stockholders, November 16, 2006.

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Mr. J. Bruce Robinson and Mr. Walter A. Shephard as Proxies, and each of them acting singly, with power of substitution to each, and hereby authorize them to represent and to vote, as designated below, all of the shares of Common Stock of Zygo Corporation held of record by the undersigned on September 21, 2006, at the Annual Meeting of Stockholders to be held on November 16, 2006, at 10:00 a.m., or at any adjournment or postponement of the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the Proxy will be voted “For” the election of each of the named nominees for Director and “For” Proposal No. 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Proposal No. 1	Election of Directors:	The ten nominees are: Eugene G. Banucci, Youssef A. El-Mansy, Samuel H. Fuller, Seymour E. Liebman, Robert G. McKelvey, J. Bruce Robinson, Robert B. Taylor, Carol P. Wallace, Bruce W. Worster, and Carl A. Zanoni.
	☐	For all listed nominees	☐	Withhold authority for all listed nominees	☐	For all nominees, except withhold authority for the nominees so indicated (strike names from list above to withhold authority)
Proposal No. 2	To approve amendments to the Company's 2002 Equity Incentive Plan that would: (a) increase the number of shares reserved for issuance under the plan by 1,800,000 shares of common stock to an aggregate total of 3,300,000 shares; (b) prohibit the repricing of options after they are granted; (c) absent an involuntary termination of employment, prohibit the accelerated vesting awards that are assumed or substituted pursuant to a change in control transaction; and (d) make certain related and technical changes.
	☐	For	☐	Against	☐	Abstain

(continued and to be dated and signed on the reverse side)

[BACK SIDE OF CARD]

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

☐	I PLAN TO ATTEND THE MEETING TO BE HELD AT LYMAN HOMESTEAD AT LYMAN ORCHARDS, LYMAN ROAD, MIDDLEFIELD, CONNECTICUT ON NOVEMBER 16, 2006.

Please sign exactly as name appears hereon. All joint owners should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.

Date: , 2006

Signature

Signature if held jointly

PLEASE MARK YOUR CHOICE LIKE THIS ■ IN BLUE OR BLACK INK.